UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 25, 2018
Date of Report (Date of earliest event reported)

Chimerix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35867	33-0903395
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2505 Meridian Parkway, Suite 100 Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 806-1074

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    On January 25, 2018, the Compensation Committee of our Board of Directors (the “Committee”) met and approved the following with respect to the following executive officers:

•	M. Michelle Berrey, M.D., M.P.H., our President and Chief Executive Officer;

•	W. Garrett Nichols, M.D., M.S., our Chief Medical Officer;

•	Linda M. Richardson, our Chief Strategy and Commercial Officer; and

•	Timothy W. Trost, our Senior Vice President, Chief Financial Officer and Corporate Secretary.

Performance-Based Bonuses for the Year Ended December 31, 2017

No specific individual goals were established for any of our executive officers for 2017. Rather, in early 2017, our Board of Directors assigned a specific weighting to each of our corporate goals on which the performance-based bonus for each executive officer would be based. The actual performance-based bonus paid to each executive officer, if any, is calculated by multiplying (i) such executive officer’s annual base salary, by (ii) such executive officer’s target bonus percentage, by (iii) the percentage attainment, as determined by the Committee, of the corporate goals established by our Board of Directors for such year. Notwithstanding the foregoing, the Committee may award a performance-based bonus in an amount above or below the amount resulting from such calculation.

For 2017, the Committee determined that we had achieved our corporate goals at a 90% level. The Committee’s determination was based on a combination of the partial achievement of corporate goals related to the clinical development and regulatory approval for oral and intravenous formulations of brincidofovir, development activities for CMX521, and business development objectives. In addition, the bonuses awarded to Dr. Nichols and Mr. Trost included an additional discretionary amount. Accordingly, the following performance-based bonuses were awarded:

Name	2017 Performance-Based Bonus ($)
M. Michelle Berrey	243,774
W. Garrett Nichols	147,988
Linda M. Richardson	119,814
Timothy W. Trost	122,930

2018 Annual Base Salary and Target Bonus Percentage

The Committee approved the following 2018 base salaries and target bonus percentages for our executive officers:

Name	2018 Base Salary ($)	2018 Target Bonus Percentage
M. Michelle Berrey	557,971	50%
W. Garrett Nichols	439,906	40%
Linda M. Richardson	391,774	40%
Timothy W. Trost	382,819	35%

Equity-Based Incentive Awards

The Committee approved grants of the following options to purchase shares of our common stock to our executive officers:

Name	Options
M. Michelle Berrey	400,000
W. Garrett Nichols	148,500
Linda M. Richardson	135,000
Timothy W. Trost	141,750

Each of these option grants were made pursuant to our 2013 Equity Incentive Plan, vest in equal monthly installments over a four year period from the date of grant, and have an exercise price equal to $4.68 per share, which is equal to the closing price of our common stock on the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimerix, Inc.

Dated: January 29, 2018
	By:	/s/ Timothy W. Trost
Timothy W. Trost
Senior Vice President, Chief Financial Officer and Corporate Secretary